SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by Registrant [X]
Filed by a Party other than the Registratant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                              Mark IV Industries, Inc.
               (Name of Registrant as Specified In Its Charter)
                               Richard L. Grenolds
__________________________________________________________________________
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 1-11(c)(1)(ii), 14A (i) (1), or 14a 6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            ________________________________________________________________

      2.    Aggregate number of securities to which transaction applies:
            ________________________________________________________________

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 1-11: (1)

            _________________________________________________________________

      4.    Proposed maximum aggregate value of transaction:

            _________________________________________________________________

            Set forth the amount on which the filing fee is calculated and state how it was determined.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1.    Amount Previously Paid:

            2.    Form, Schedule or Registration Statement No.:

            3.    Filing Party:

            4.    Date Filed:

                              Preliminary Copy



                           MARK IV INDUSTRIES, INC.
                        501 John James Audubon Parkway
                                 P.O. Box 810
                         Amherst, New York 14226-0810


_____________________________________________________________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 20, 1994
_____________________________________________________________________________


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Mark IV Industries, Inc., a Delaware corporation ("Mark IV" or the "Company"), will be held at the Buffalo Marriott, 1340 Millersport Highway, Amherst, New York, 14226 on Wednesday, July 20, 1994, at 11:00 a.m., Eastern Daylight Savings Time, for the following purposes:

      1. To elect one (1) Class I Director to hold office until the 1997 Annual Meeting and until a successor has been elected and qualified.

      2. To consider and take action upon the proposed Amendment and Restatement of the Mark IV Industries, Inc. 1992 Restricted Stock Plan Effective March 30, 1994.

      3. To consider and take action upon the proposed Amendment and Restatement of the Mark IV Industries, Inc. and Subsidiaries 1992 Incentive Stock Option Plan Effective March 30, 1994.

      4. To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on May 24, 1994 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

      Stockholders who do not expect to attend the meeting in person are urged to vote, sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose.


                                          GERALD S. LIPPES
                                          Secretary



Dated:  May __, 1994

                           MARK IV INDUSTRIES, INC.
                        501 John James Audubon Parkway
                                 P.O. Box 810
                         Amherst, New York 14226-0810

                        _______________________________

                                PROXY STATEMENT


      The Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation, by the Board of Directors of Mark IV Industries, Inc., a Delaware corporation ("Mark IV" or the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be held at the Buffalo Marriott, 1340 Millersport Highway, Amherst, New York, 14226 on Wednesday, July 20, 1994, at 11:00 a.m., Eastern Daylight Savings Time, and at any adjournment or adjournments thereof. The close of business on May 24, 1994, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. On May 10, 1994, the Company had outstanding 42,741,637 shares of Common Stock, the holders of which are entitled to one vote per share. All share-related amounts in this Proxy Statement have been adjusted to reflect the effects of the 5% stock dividend distributed to stockholders of record as of April 15, 1994.

      The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mails, proxies may be solicited by personal interviews and telephone by directors, officers and employees of the Company. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

      The affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of the Director. Approval of the Amendment and Restatement of the Mark IV Industries, Inc. 1992 Restricted Stock Plan Effective March 30, 1994, and the Amendment and Restatement of the Mark IV Industries, Inc. and Subsidiaries 1992 Incentive Stock Option Plan Effective March 30, 1994 (collectively, the "Proposals") requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote, provided that a majority of the outstanding shares entitled to vote are voted on the Proposals. All shares of Common Stock represented by valid proxies received pursuant to this solicitation and not revoked will be voted in accordance with the choices specified; where no specification is made with respect to any item submitted to a vote, such shares will be voted for the election as Director of the person named under the caption "Election of Director" and for the Proposals. Since the proxy confers discretionary authority to vote upon other matters that properly may come before the Annual Meeting, shares represented by signed proxies returned to the Company will be voted in accordance with the judgment of the person or persons voting the proxies on any other matters that properly may be brought before the meeting.

      With regard to the election of the Director, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified for the Proposals (but not on the election of the Director) and will be counted as present for purposes of determining if a majority of shares have been voted on the Proposals. Since the Proposals require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote, abstentions will have the effect of a negative vote. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street names for customers have the authority to vote on certain items when they have not received instructions from the beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of the Director, but may not vote on the Proposals without specific instructions from such customers. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on the Proposals, those shares will not be considered as present and entitled to vote with respect to those matters.

      The execution of a proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. A stockholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

      The date of this Proxy Statement is the approximate date on which the Proxy Statement and form of proxy were first sent or given to stockholders.

                               ELECTION OF DIRECTOR

      The By-laws of the Company provide that the Board of Directors shall consist of not less than three nor more than six Directors who shall be divided into three classes, with the term of one class expiring each year.
The Board of Directors is presently comprised of five members: Joseph G. Donohoo, a Class I Director whose term expires in 1994; Gerald S. Lippes and Herbert Roth, Jr., Class II Directors whose terms expire in 1995; and Sal H. Alfiero and Clement R. Arrison, Class III Directors whose terms expire in 1996. At the Annual Meeting of Stockholders in 1994, one Class I Director shall be elected to hold office for a term expiring in 1997. Joseph G. Donohoo has been nominated by the Board of Directors for election as such Class I Director. A Director will be elected by a plurality of the votes cast at the meeting. Stockholders do not have cumulative voting rights with respect to the election of the Director.

      Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Director of Joseph G. Donohoo, who is presently a Director and has been previously elected by stockholders. If Mr. Donohoo should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate. The Board of Directors has no reason to believe that Mr. Donohoo will be unable or unwilling to serve if elected to office.

      The following information is provided concerning the Directors and the nominee for election as Class I Director:

      SAL H. ALFIERO, age 56, has been Chairman of the Board and Chief Executive Officer of the Company since its incorporation. Mr. Alfiero serves as a Director of Phoenix Home Life Mutual Insurance Company and is also a Director of Marine Midland Bank, Western Region. He holds a B.S. degree in Aeronautical Engineering from Rensselaer Polytechnic Institute and a Masters degree from the Harvard Graduate School of Business Administration.

      CLEMENT R. ARRISON, age 64, has been President and a Director of the Company since November 1976. Mr. Arrison has a B.S. degree in engineering from the University of Michigan and holds a professional engineering license.

      GERALD S. LIPPES, age 54, has been general counsel, Secretary and a Director of the Company since its incorporation. He has been engaged in the private practice of law in Buffalo, New York since 1965 and is a partner of the firm of Lippes, Silverstein, Mathias & Wexler, Buffalo, New York. Mr. Lippes is also a Director of Gibraltar Steel Corporation.

      HERBERT ROTH, JR., age 65, has been a Director of the Company since September 1985, having been Chairman of the Board and Chief Executive Officer of LFE Corporation prior to its acquisition by Mark IV in July 1985. Mr. Roth also serves as a Director of Boston Edison Company, Phoenix Home Life Mutual Insurance Company; Landauer, Inc.; Tech/Ops Sevcon, Inc.; Key Energy Group; and Phoenix Total Return Fund, Inc.; and is a Trustee of the Phoenix Series Fund; Phoenix Multi Portfolio Fund; and the Big Edge Series Fund.

      JOSEPH G. DONOHOO, age 75, has been a Director of the Company since its incorporation. He is Chairman of the Board of The Gibson Group, Inc. ("Gibson") and Clinch River Corporation ("Clinch River"). Gibson and Clinch River filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy laws in January 1990 and April 1990, respectively.

      The Board of Directors recommends a vote FOR the election of Mr. Donohoo as the Class I Director.


                   THE BOARD OF DIRECTORS AND ITS COMMITTEES


      During the fiscal year ended February 28, 1994, the Board of Directors held a total of nine meetings. Each Director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he served.


Audit Committee

      The Board of Directors has a standing Audit Committee comprised of Messrs. Donohoo, Roth and Lippes. The duties of the Audit Committee consist of reviewing with the Company's independent auditors and its management, the scope and results of the annual audit, the scope of other services provided by the Company's auditors, proposed changes in the Company's financial and accounting standards and principles, the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and making recommendations to the Board of Directors on the engagement of the independent auditors. The Audit Committee held one formal meeting, as well as several informal discussions during fiscal 1994.


Compensation Committee

      The Compensation Committee, which consists of Messrs. Donohoo and Roth, held two meetings during fiscal 1994. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior management personnel.


Other Committees

      The Board of Directors does not have a standing executive or nominating committee.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

      The following table sets forth certain information regarding the Directors and executive officers of the Company.
                                                                  Term as
                                    Positions and Offices         Director
     Name                    Age    with the Company              Expires

Sal H. Alfiero..........      56    Chairman of the Board
                                     and Chief Executive Officer    1996
Clement R. Arrison......      64    President and Director          1996
William P. Montague.....      47    Executive Vice President
                                     and Chief Financial Officer     --
Gerald S. Lippes........      54    Secretary and Director          1995
Frederic L. Cook........      47    Senior Vice President-
                                     Administration                  --
John J. Byrne...........      45    Vice President-Finance           --
Richard L. Grenolds.....      44    Vice President and Chief
                                     Accounting Officer              --
Joseph G. Donohoo.......      75 *  Director                        1994
Herbert Roth, Jr........      65    Director                        1995

*  Nominee for Class I Director at fiscal 1994 Annual Meeting

      Recent business experience of the Directors is set forth above under "Election of Director". Recent business experience of the executive officers who are not also Directors is as follows:

      WILLIAM P. MONTAGUE has been employed by the Company since April 1972 and has been a Vice President of the Company since May 1974. He was elected Executive Vice President and Chief Financial Officer in March 1986. He holds a B.S. degree in accounting and an M.B.A. degree from Wilkes University and is a certified public accountant. He is a member of the Chase Manhattan Bank, N.A. Regional Advisory Board and a Director of Gibraltar Steel Corporation.

      FREDERIC L. COOK was elected Senior Vice President-Administration in March 1988, and prior thereto, he had been Vice President-Finance of the Company since May 1986. Prior to joining the Company, Mr. Cook was a tax partner with the accounting firm of Coopers & Lybrand, where he was employed for 19 years. He holds a B.S. degree in accounting from the Rochester Institute of Technology and is a certified public accountant.

      JOHN J. BYRNE has been employed by the Company since September 1973 and has been a Vice President since March 1986. He was elected Vice President-Finance of the Company in March 1988. He holds a B.S. degree in accounting from Pennsylvania State University and an M.B.A. degree from Canisius College.

      RICHARD L. GRENOLDS was elected Vice President and Chief Accounting Officer in July 1989. Prior to joining the Company, Mr. Grenolds was a general practice partner with the accounting firm of Coopers & Lybrand, where he was employed for 17 years. He holds a B.S. degree in accounting from the Rochester Institute of Technology and is a certified public accountant.


                              COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

      The following Summary Compensation Table sets forth all compensation earned by the Company's Chief
Executive Officer, and each of the Company's other four most highly compensated executive officers for the
Company's fiscal year ended February 28, 1994, with comparative amounts for each of the two preceding fiscal years, except for the amounts in the "Other Annual Compensation" and "All Other Compensation" columns which are not required to be reported for fiscal 1992 under the transition rules promulgated by the Securities and
Exchange Commission ("SEC").
                                         SUMMARY COMPENSATION TABLE


                                       Annual Compensation                      Long-Term Compensation
                                    _________________________               _____________________________
                                                                                         Awards
                                                                            _____________________________
                                                                            Restricted        Securities      All Other
Name and Principal     Fiscal                           Other Annual          Stock           Underlying    Compensation
Position                Year     Salary    Bonus(A)   Compensation(B)      Awards (C)         Options (D)   (E) (F) (G)
__________________     ______    ______    ________   _______________      ___________        ___________    ___________
Sal H. Alfiero -
Chairman of the Board
  and Chief             1994    $406,000    $400,000      $ 25,037          $5,000,000              -         $253,059
   Executive Officer    1993    $379,000    $400,000      $ 21,866                -                 -         $240,522
                        1992    $297,900    $292,500          -                   -                 -             -
Clement R. Arrison -
President and Director  1994    $400,000    $400,000      $  2,183          $  500,000              -         $ 90,693
                        1993    $377,000    $400,000      $  1,954                -               44,100      $ 90,545
                        1992    $297,400    $292,500          -                   -                 -             -
William P. Montague -
Executive Vice President
  and Chief             1994    $300,000    $300,000      $    367          $  300,000              -         $ 72,928
   Financial Officer    1993    $282,000    $308,000      $    362                -               27,563      $ 69,777
                        1992    $225,500    $292,500          -                   -                 -             -
Frederic L. Cook -
Senior Vice President -
  Administration        1994    $191,000    $185,000      $     89                -                 -         $ 38,521
                        1993    $190,200    $185,000      $     87                -                5,787      $ 39,684
                        1992    $165,900    $157,500          -                   -                 -             -

John J. Byrne -
Vice President-Finance  1994    $156,000    $155,000      $     92                -                 -         $ 31,705
                        1993    $155,200    $155,000      $     91                -                5,787      $ 31,223
                        1992    $133,800    $130,500          -                   -                 -             -

Notes To Summary Compensation Table

(A). Beginning in fiscal 1993, the Company's Non-Qualified Deferred Compensation Arrangement (as defined in Note F below) was modified to enable participants to defer up to 100% of their current cash bonus to be hypothetically invested for a pre-determined fixed period of time. In fiscal 1994, it was further modified to enable participants to defer up to 100% of their salary. All deferred amounts are included in the amounts shown for "Annual Compensation" in the Summary Compensation Table for each of the years in which the compensation was earned.

(B). The amounts reported in this column represent tax reimbursements paid to each of the named executives to offset the tax effects of the Company's term life insurance program and related compensation element under the rules of the Internal Revenue Code (IRC).

(C). The amounts represent the value of restricted stock awards, as of the date of grant (less the $.01 per share consideration paid by the grantee), related to the Company's 1992 Restricted Stock Plan, as approved by the Company's stockholders at the Company's 1993 Annual Meeting. Dividends on the Company's Common Stock are paid currently to the holders of the restricted shares. As of the end of fiscal 1994, the cumulative number of restricted shares of the Company's Common Stock, and related fair market value, held by Messrs. Alfiero, Arrison, and Montague were 275,625 shares - $5,083,438; 27,562 shares - $508,322; and
      16,537 shares - $304,989 respectively. The restrictions on Mr. Arrison's shares will lapse upon his reaching age 65 in March 1995. Messrs Cook and Byrne did not own any restricted shares as of the end of fiscal 1994.

(D). All amounts have been adjusted to reflect the effects of the Company's 5% stock dividend issued in April 1994.

(E). The executive officers participate in a qualified defined contribution plan which requires the Company to contribute an amount equal to 4% of their cash compensation, up to the maximum compensation limit for qualified pension plans established under the rules of the IRC ($235,840 in fiscal 1994). The Company's contribution to the qualified defined contribution plan was $9,434 for each of Messrs. Alfiero, Arrison and Montague, $5,147 for Mr. Cook and $6,244 for Mr. Byrne in fiscal 1994. All such amounts have been included in the "All Other Compensation" column.

(F). As a supplement to the qualified defined contribution plan, and to replace a previously maintained qualified profit sharing plan of the Company, the named executives participate in the Company's Non-Qualified Deferred Compensation Arrangement (the "Deferred Compensation Arrangement"). The Deferred Compensation Arrangement provides each of the named executives with an allocation equal to the sum of (i) 4% of the excess of their total salary and bonus over the amount allowed under the Company's qualified defined contribution plan (as discussed in Note
      E) and (ii) a percentage (6.2% in fiscal 1994) of the excess of their total salary and bonus over the Social Security Taxable Wage Base. Amounts allocated in fiscal 1994 for the benefit of the named executives under the terms of the Deferred Compensation Arrangement amounted to $71,781; $68,818; $48,311; $29,643 and $21,917 for Messrs. Alfiero,
      Arrison, Montague, Cook, and Byrne, respectively. All such amounts have been included in the "All Other Compensation" column. The earnings on amounts allocated under the terms of the Deferred Compensation Arrangement are equal to the greater of the cumulative investment returns which would be realized if the executive officer's account was 100% invested in both the Company's Common Stock ("equity based earnings") and in an interest bearing account ("interest based earnings"). The earnings amounts are not deemed to be compensation under the rules of the SEC, and therefore are not included in the Summary Compensation Table.

(G). Includes amounts deemed to be compensation under the rules of the IRC related to the term portion of life insurance provided to the named executives, including coverage under the Company's split-dollar life insurance program. Also includes the compensation element related to the present value of the premium payments made by the Company for the benefit of the named executives, under the Company's split-dollar life insurance program, in excess of the term portion. The total of such amounts in fiscal 1994 amounted to $171,844; $12,441; $15,183; $3,731 and $3,544 for Messrs. Alfiero, Arrison, Montague, Cook, and Byrne, respectively. The premium payments made by the Company will ultimately be recovered by the Company to the extent of the cash surrender value of the policies.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option
Values

      The following table sets forth information with respect to the named executives concerning the exercise of options during fiscal 1994 and unexercised options held at the end of fiscal 1994. All amounts have been adjusted to reflect the effects of the 5% stock dividend distributed to stockholders of record as of April 15, 1994.

                                                           Value of Securities
                                              Number of Securities       Underlying
                                                 Underlying            Unexercised In
                         Shares               Unexercised Options     the Money Options
                        Acquired    Value     At Fiscal Year End     At Fiscal Year End (B)
    Name and               On     Realized
Principal Position    Exercise(#)    (A)   Exercisable Unexercisable Exercisable Unexercisable
__________________    __________  ________ ___________  ____________  __________  ____________

Sal H. Alfiero -
 Chairman of the
  Board and Chief
  Executive Officer         --         --         --         --           --           --

Clement R. Arrison -
 President and
  Director                  --         --       11,025      33,075      $ 54,849     $164,548

William P. Montague -
 Executive Vice President
  and Chief Financial
  Officer                   --        --        6,891      20,672      $ 34,283     $102,841

Frederic L. Cook -
 Senior Vice President-
  Administration          18,304    $405,434   10,060       4,341      $144,016     $ 21,597

John J. Byrne -
 Vice President - Finance  1,874    $ 28,382    5,314       4,341      $ 68,626     $ 21,597
____________________

(A)   Represents the difference between the closing market value of the Company's Common Stock on the date of exercise and the exercise price of such options.

(B)   Represents the difference between the closing market value of the Company's Common Stock as of February 28, 1994 ($18.375) and the exercise price of such options.

                 APPROVAL OF AMENDMENT AND RESTATEMENT OF THE
              MARK IV INDUSTRIES, INC. 1992 RESTRICTED STOCK PLAN
                           Effective March 30, 1994


      An Amendment and Restatement of the Mark IV Industries, Inc. 1992 Restricted Stock Plan Effective March 30, 1994 (the "Restricted Plan") is being proposed to (i) increase the number of authorized shares of Common Stock reserved for issuance under the Restricted Plan by 210,000 shares; (ii) provide for the lapse of restrictions on shares held by employees who are employed by a division or subsidiary in the event of the Company's sale of such division or subsidiary; and (iii) allow the participant to utilize a portion of the shares awarded upon the lapse of restrictions to pay for the required withholding tax thereon. The principal features of the Restricted Plan are described below. The description is qualified by reference to the complete text of the Restricted Plan, which is included as exhibit A to this Proxy Statement. All amounts have been adjusted to reflect the effects of the 5% stock dividend distributed to stockholders of record as of April 15, 1994.

      Under the Restricted Plan, the Compensation Committee may grant to employees of the Company and its subsidiaries restricted stock awards which entitle the grantee to purchase shares of the Company's Common Stock, at a purchase price of $.01 per share, in consideration of the employee's contribution to the performance of the Company. Such shares, when and if issued, are subject to transfer restrictions (i.e., the grantees are restricted from selling such shares) and to substantial risk of forfeiture until the shares become vested. Grantees normally do not vest in their shares in the first two fiscal years of the grant. Beginning on the second anniversary of the date of grant of a restricted stock award, the restrictions on shares awarded under the Restricted Plan will lapse at the rate of 33-1/3% per year, but only if the Company's operating performance is such that the grantee's bonus under the Bonus Plan (as hereinafter defined) is earned for that year or subsequent years. In any event, grantees become 100% vested in their shares at the end of five years following the grant date or, if earlier, on the date the grantee attains age 65, provided that the grantee is still in the employ of the Company (or a subsidiary) on the applicable date.

      The restrictions on shares awarded under the Restricted Plan shall also lapse (i) upon the death, disability or retirement of the grantee; (ii) upon a "Change in Control" (as defined in the Restricted Plan); (iii) upon the sale of the division or subsidiary which employs the grantee, when such grantee does not remain in the employ of the Company; or (iv) upon such special circumstance or event as in the opinion of the Compensation Committee merits special consideration. A grantee generally has the right to vote the restricted shares issued in his or her name, and to receive all dividends, distributions and adjustments with respect to the shares that are the subject of a restricted stock award; however, non-cash dividends, distributions and adjustments are subject to the same restrictions and risk of forfeiture as are applicable to the original restricted shares subject to the grantee's award. The Restricted Plan contains provisions to assure that any disposition of the Company's Common Stock will not violate the securities laws. The Board of Directors may at any time amend, suspend or terminate the Restricted Plan and may, with the consent of the affected holder of an outstanding restricted stock award, amend, suspend or terminate outstanding restricted stock awards, and the Compensation Committee may amend the Restricted Plan with respect to its administration or to conform to any Federal or State law or regulation. Any amendment which would materially increase the benefits accruing to participants under the Restricted Plan, materially increase the number of shares issuable under the Restricted Plan, or materially modify the eligibility requirements under the Restricted Plan, shall be subject to the approval of the stockholders of the Company.

      The federal income tax consequences to an employee who receives a restricted stock award, and to the Company, generally will, under current law, be as follows:

      An employee will not realize any income when the right to acquire shares subject to a restricted stock award is granted or when the certificates for the restricted shares are registered in his or her name. The employee will realize ordinary income as and when the restricted shares are no longer subject to a substantial risk of forfeiture (which risk of forfeiture includes the restrictions imposed by Section 16(b) of the Securities Exchange Act of
1934), in an amount equal to the difference between the fair market value of the shares as of such date and the price, if any, he or she paid for such shares. Alternatively, the employee can file a written election with the Internal Revenue Service no more than 30 days after the restricted shares are transferred to him or her, to be taxed as of the date of the transfer on the difference between the then fair market value of the shares and the price, if any, he or she paid for such shares. Upon any incidence of taxation, the Company will be required to take appropriate actions to obtain sufficient funds from the participant to pay the required payroll withholding taxes that would be due on this "earned compensation." The provisions of the Restricted Plan allow the Company to retain a sufficient number of the restricted shares to allow their fair market value to be used to offset the required payroll withholding amount. Once the employee has realized ordinary income with respect to the shares, any subsequent increase in the value of the shares generally will be taxed when the shares are sold as long-term or short-term capital gain depending on how long the shares are held. The employee's holding period with respect to the restricted shares will begin on the date he or she realizes ordinary income with respect thereto and the basis in the shares will be equal to their then fair market value. Any dividends, or other distributions paid on the restricted shares generally will be taxable when distributed to the employee; however, non-cash dividends or distributions which are subject to the same risk of forfeiture as the original restricted shares that are the subject of an award will be taxable at the same time and in the same manner as the original restricted shares. Under current law, long-term capital gains generally are taxed at a maximum of 28%.

      Federal tax legislation (IRC 162(m)) was enacted in 1993 to limit publicly-held companies from deducting, for tax purposes, compensation paid to any named executive officer in excess of $1,000,000 in certain situations.
The determination of the tax implications of IRC 162(m), if any, on the restricted shares depends upon, among other factors, the rate of vesting, the market value of the Company's Common Stock on the date vested, the individual's employment status, and the individual's other compensation from the Company. Absent the implications of IRC 162(m), if any, the Company will be entitled to a tax deduction when, and to the extent, ordinary income is realized by the employee with respect to the restricted shares.

      In addition to the federal income tax consequences discussed above,
Section 280G of the IRC provides that if an officer, stockholder or highly compensated individual receives a payment which is in the nature of compensation and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times his or her "base amount" (as hereinafter defined), then any amount received in excess of the base amount shall be considered an "excess parachute payment." An individual's "base amount" is equal to his or her average annual compensation for federal income tax purposes over the five-year period (or period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change in control occurs. In addition to any income tax which would otherwise be owed on such payment, the individual will be subject to an excise tax equal to 20% of such excess payment and the Company will not be allowed a deduction for such excess payment. If the taxpayer establishes by clear and convincing evidence that an amount received is reasonable compensation for past or future services, all or a portion of such amount may be deemed not to be an excess parachute payment.

      Section 280G also provides that payments made pursuant to a contract entered into within one year of the change in control are presumed to be parachute payments unless the individual establishes by clear and convincing evidence that such contract was not entered into in contemplation of a change in control. In addition, the General Explanation of the Tax Reform Act of 1984 prepared by the Staff of the Joint Committee on Taxation indicates that the grant of a restricted stock award within one year of the change in control or the acceleration of a restricted stock award because of a change in control may be considered a parachute payment in an amount equal to the value of the restricted stock award or the value of the accelerated portion of the restricted stock award, as the case may be. Payments received for the cancellation of a restricted stock award because of a change in control may also result in parachute payments.

      The foregoing summary with respect to federal income taxation does not purport to be complete, and reference is made to the applicable provisions of the IRC.

      In March 1993, subject to the approval of the Company's 1992 Restricted Stock Plan by the Company's stockholders, the Compensation Committee granted restricted stock awards with respect to 336,262 shares of the Company's Common Stock. The Company's 1992 Restricted Stock Plan was approved at the Company's 1993 Annual Meeting, and accordingly the restricted stock awards have been included in the Summary Compensation Table forward for each of the named executives.

      In March 1994, the Compensation Committee granted restricted stock awards with respect to 21,000 shares of the Company's Common Stock under the Restricted Plan to named executives and others, as identified in the following table.

                        NEW (AMENDED) PLAN BENEFITS
                      AMENDMENT AND RESTATEMENT OF THE
              MARK IV INDUSTRIES, INC. 1992 RESTRICTED STOCK PLAN
                           EFFECTIVE MARCH 30, 1994

                               Dollar Value of Awards Granted
                               ______________________________
    Name and                      At Date     As Most Recently    Number of
Principal Position              of Grant (A)   Determined (B)      Shares
__________________             _____________  ________________    _________
Sal H. Alfiero -
 Chairman of the Board and
  Chief Executive Officer            -                 -              -

Clement R. Arrison -
 President and Director              -                 -              -

William P. Montague -
 Executive Vice President
  and Chief Financial Officer     $   44,651       $ 44,927            2,625

Frederic L. Cook -
 Senior Vice President -
  Administration                  $   44,651       $ 44,927            2,625

John J. Byrne -
 Vice President-Finance           $   44,651       $ 44,927            2,625

Executive Group (7 people)        $  178,605       $179,708           10,500

Non-Executive Officer Employees   $  178,605       $179,708           10,500

(A) Value was determined by using the closing market value at the date of grant, which was $17.02 per share, minus the $.01 per share payable by the grantee.

(B) Value was determined by using the closing market value as of May 10, 1994, which was $17.125 per share, minus the $.01 per share payable by the grantee.

      The restricted shares and related values listed above have not been included in the Summary Compensation Table since they relate to fiscal 1995. Including the fiscal 1995 awards, the cumulative number of restricted shares granted under the Restricted Plan to Messrs. Alfiero, Arrison, Montague, Cook, Byrne, the Executive Group (including the named executive officers), and the Non-Executive Officer Employees totals 275,625; 27,562; 19,162; 2,625; 2,625;
346,762; and 10,500 shares, respectively. Upon stockholders' approval, and after considering the awards identified above for fiscal 1995, approximately 249,112 shares would remain available for the future granting of shares under the Restricted Plan.

      The affirmative vote of the holders of at least a majority of the shares of Common Stock represented at the 1994 Annual Meeting in person or by proxy and entitled to vote (provided that a majority of the outstanding shares are voted on the proposal) is required for the approval of the Restricted Plan. The Company anticipates filing a Registration Statement on Form S-8 with the SEC for the Restricted Plan as soon as practical following stockholders' approval.

      The Compensation Committee of the Board of Directors believes that the Restricted Plan will enable the Company to reward and retain highly qualified executive employees, and increase the personal interest those employees have in the successful and profitable operations of the Company by linking the long-term value of the compensation paid to such employees to the value of the Company's Common Stock. Accordingly, the Board of Directors recommends a vote FOR approval of the Restricted Plan.


                 APPROVAL OF AMENDMENT AND RESTATEMENT OF THE
                  MARK IV INDUSTRIES, INC. AND SUBSIDIARIES
                       1992 INCENTIVE STOCK OPTION PLAN
                           EFFECTIVE MARCH 30, 1994

      The Compensation Committee has proposed the Amendment and Restatement of the Mark IV Industries, Inc. and Subsidiaries 1992 Incentive Stock Option Plan Effective March 30, 1994 (the "1992 Option Plan") to (i) allow holders of options employed by a division or subsidiary to become 100% vested in their options in the event of a sale of such division or subsidiary by the Company;
(ii) allow for the cashless exercise of options; (iii) allow options to be granted in accordance with IRC Section 422(c)(5) regarding employees owning 10% or more of the Company's outstanding Common Stock; and (iv) establish a limit on the cumulative number of shares (subject to certain anti-dilutive adjustments) an individual named executive officer could be granted options to acquire under the 1992 Option Plan. The principal features of the 1992 Option Plan are described below. The description is qualified by reference to the complete text of the 1992 Option Plan, which is included as Exhibit B to this Proxy Statement. All amounts have been adjusted to reflect the effects of the 5% stock dividend distributed to stockholders of record as of April 15, 1994.

      The 1992 Option Plan has been allocated 1,653,750 shares of the Company's authorized Common Stock to be used for the granting of options. The 1992 Option Plan provides that the Compensation Committee may grant to officers and key employees of the Company and its subsidiaries "incentive stock options" (as defined under Section 422 of the IRC) to purchase shares of the Company's Common Stock at an exercise price equal to no less than 100% of the market price on the date of grant, in consideration of the employee's degree of responsibility for the growth and success of the Company, and other factors related to the employee's service with the Company. As a result of the proposed amendment, employees owning 10% or more of the Company's outstanding Common Stock may now be granted qualified stock options, as long as the option price is no less than 110% of the market price of the Company's Common Stock on the date of grant, and the exercise period is no longer than 5 years. With respect to all other grantees, the options have a maximum duration of 10 years. Options may be exercised as determined by the Compensation Committee.

      Unless specified otherwise by the Compensation Committee, options become exercisable in cumulative annual increments of 25% beginning one year from the date of grant; however, options become immediately exercisable in full upon the optionee's disability, retirement or death while employed or within three months of retirement, or upon a disposition of all or substantially all assets of the Company or a "Change in Control" (as defined in the Option Plan). As a result of the amendment, immediate vesting is provided to option holders that are employed by any of the Company's subsidiaries or divisions, in the event of the sale of such subsidiary or division. As amended, the 1992 Option Plan also limits the number of shares for which options may be granted to any named executive officer of the Company under the 1992 Option Plan to 210,000 shares (subject to certain anti-dilutive adjustments). This limit is being established to preserve the Company's tax deduction for any subsequent compensation amount related to the exercise of options under the 1992 Option Plan in accordance with IRC 162(m), as identified in the federal tax consequences discussion which follows. The 1992 Option Plan also provides that the aggregate fair market value (determined at the time the option is granted) of the Company's Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all stock option plans of the Company and its subsidiaries) shall not exceed $100,000.

      Payment of the purchase price for the shares acquired upon the exercise of options must normally be made by cash or by certified or bank check payable to the order of the Company. As amended, payment can also be made without cash by the option holder's tendering of a number of previously owned shares of the Company's Common Stock which are equivalent in fair market value to the total exercise price. Options granted under the 1992 Option Plan generally terminate three months after the optionee's termination of employment with the Company and its subsidiaries, except that in the event of a termination for cause or voluntarily without the Company's (or subsidiary's) consent, during the two-year period beginning on the date of grant, the options terminate immediately upon such termination of employment. In the event of the optionee's termination of employment on account of disability, or the optionee's death while employed or within three months of retirement, the options are exercisable for one year after such termination or death, by the optionee or by the optionee's estate or heirs, as the case may be. Options (and the 1992 Option Plan) also terminate 90 days after the consummation of a disposition of all or substantially all assets of the Company or a Change in Control of the Company (rather than a change in control of only a subsidiary or division), unless provision is made for the assumption or substitution of the options by the successor corporation.

      Each option contains customary anti-dilution provisions which are applicable in the event of a stock dividend, a split-up, reverse split or consolidation of shares, recapitalization, reclassification or other like capital adjustment of the Company. The 1992 Option Plan also contains provisions to assure that any exercise of an option or disposition of the Company's Common Stock will not violate the securities laws.

      The 1992 Option Plan terminates on September 2, 2002. The Board of Directors may at any time suspend, amend or terminate the 1992 Option Plan and may, with the consent of the affected holder of an outstanding option, amend, suspend or terminate outstanding options. Any amendment which would increase the number of shares as to which options may be granted under the 1992 Option Plan, reduce the exercise price or change the method of determining the price, increase the duration of options beyond 10 years, or change the designation or class of eligible employees, shall be subject to the approval of the stockholders of the Company.

      The Federal income tax consequences to an employee who receives an option under the 1992 Option Plan, and to the Company, generally will, under current law, be as follows:

      An employee will not realize any income upon the grant or exercise of an option. If the employee disposes of the shares of Common Stock acquired for cash upon the exercise of an option at least two years after the date the option is granted and at least one year after the Common Stock is transferred to him or her, the employee will realize long-term capital gain in an amount equal to the excess, if any, of his or her selling price for the shares over the option exercise price. In such case, the Company will not be entitled to any tax deduction resulting from the issuance or sale of the shares. If the employee disposes of the shares of Common Stock acquired upon the exercise of an option for cash prior to the expiration of two years from the date the option is granted, or one year from the date the Common Stock is transferred to him or her, any gain realized will be taxable at such time as follows: (a) as ordinary income to the extent of the difference between the option exercise price and the lesser of the fair market value of the shares on the date the option was exercised or the amount realized from such disposition, and (b) as capital gain to the extent of any excess, which gain shall be treated as short-term or long-term capital gain depending on the holding period of the Common Stock. In such case, the Company may claim an income tax deduction (as compensation) for the amount taxable to the employee as ordinary income.
Under current law, long-term capital gains generally are taxed at a maximum rate of 28%.

      If an employee elects the cashless exercise of the option by tendering existing shares of the Company's Common Stock, (a) the holding period for the newly issued shares equal in value to the tendered shares will include the period during which the tendered shares were held, (b) the employee's tax basis in such newly issued shares will be the same as the tax basis in the tendered shares, and (c) no gain or loss will be realized by the employee on the tendered shares. However, if an employee uses shares previously acquired pursuant to the exercise of an option to pay all or part of the exercise price under an option, such tender will constitute a disposition of such previously acquired shares for purposes of the one-year (or two-year) holding period requirement applicable to such option, as discussed above, and such tender may be treated as a taxable exchange.

      IRC 162(m) referred to previously could also impact the tax consequences of the Company's compensation deduction referred to above. As a result of the amendment to establish a maximum number of shares to be received by any one named executive officer, IRC 162(m) is not expected to impact the Company's possible compensation deduction.

      In general, the difference between the fair market value of the Common Stock at the time the option is exercised and the option exercise price will constitute an item of adjustment for purposes of determining alternative minimum taxable income, and under certain circumstances may be subject, in the year in which the option is exercised, to the alternative minimum tax.

      In addition to the Federal income tax consequences discussed above,
Section 280G of the IRC provides that if an officer, stockholder or highly compensated individual receives a payment which is in the nature of compensation and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times his or her "base amount" (as hereinafter defined), then any amount received in excess of the base amount shall be considered an "excess parachute payment." An individual's "base amount" is equal to his or her average annual compensation for federal income tax purposes over the five-year period (or period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change in control occurs. In addition to any income tax which would otherwise be owed on such payment, the individual will be subject to an excise tax equal to 20% of such excess payment (and the Company will not be allowed any deduction which might otherwise have been allowed for such excess payment). If the taxpayer establishes by clear and convincing evidence that the amount received is reasonable compensation for past or future services, all or a portion of such amount may be deemed not to be an excess parachute payment.

      Section 280G also provides that payments made pursuant to a contract entered into within one year of the change in control are presumed to be parachute payments unless the individual establishes by clear and convincing evidence that such contract was not entered into in contemplation of a change in control. In addition, the General Explanation of the Tax Reform Act of 1984 prepared by the Staff of the Joint Committee on Taxation indicates that the grant of an option within one year of the change in control or the acceleration of an option because of a change in control may be considered a parachute payment, in an amount equal to the value of the option or the value of the accelerated portion of the option, as the case may be. Even if the grant of an option within one year of the change in control or the acceleration of an option is not a parachute payment for purposes of Section 280G, the exercise of an option granted within one year of the change in control or the exercise of the accelerated portion of an option may result in a parachute payment, in an amount equal to the excess of the fair market value of the shares received upon exercise of the option over the exercise price. Payments received for the cancellation of an option because of a change in control may also result in parachute payments.

      The foregoing summary with respect to Federal income taxation does not purport to be complete and reference is made to the applicable provisions of the IRC.

      No options were granted under the 1992 Option Plan in fiscal 1994; however, options for 304,762 shares were granted to certain of the Company's key operating personnel and executive officers in March 1994, at an exercise price in the range of $17.02 to $18.72. With the exception of Mr. Alfiero, the exercise price of the options is the market price at the date of grant. The exercise price for Mr. Alfiero's options is $18.72 per share, which represents 110% of the market value at the date of grant. The market price of the Company's Common Stock on the New York Stock Exchange at the close of business on May 10, 1994, was $17.125 per share. All such options were granted to named executives and others as identified in the following table.

                          NEW (AMENDED) PLAN BENEFITS
                       AMENDMENT AND RESTATEMENT OF THE
                MARK IV INDUSTRIES, INC. AND SUBSIDIARIES 1992
                          INCENTIVE STOCK OPTION PLAN
                           EFFECTIVE MARCH 30, 1994


      Name and                                                    Number of
      Principal Position                                        Shares Granted

      Sal H. Alfiero -
       Chairman of the Board and
        Chief Executive Officer                                     52,500


      Clement R. Arrison -
       President and Director                                       31,500

      William P. Montague -
       Executive Vice President
        and Chief Financial Officer                                 10,500

      Frederic L. Cook -
       Senior Vice President -
        Administration                                               5,250

      John J. Byrne -
       Vice President-Finance                                        5,250

      Executive Group (7 people)                                   120,750

      Non-executive officer
       employees                                                   184,012

      The options granted to the named executives have not been included in the table showing fiscal year-end option values, nor in the Summary Compensation Table, since they relate to fiscal 1995. Including these fiscal 1995 awards, the cumulative number of shares granted under the 1992 Option Plan to Messrs. Alfiero, Arrison, Montague, Cook, Byrne, the Executive Group (including the named executive officers), and the Non-Executive Officer Employees totals 52,500; 86,310; 38,063; 5,250; 5,250; 219,975; and 295,585
shares, respectively. After considering the awards identified above for fiscal 1995, approximately 1,236,113 shares would remain authorized for the future granting of options under the 1992 Option Plan.

      The affirmative vote of the holders of at least a majority of the shares of Common Stock represented at the 1994 Annual Meeting in person or by proxy and entitled to vote (provided that a majority of the outstanding shares are voted on the proposal) is required for the approval of the 1992 Option Plan. The Company anticipates filing a Registration Statement on Form S-8 with the SEC for the 1992 Option Plan as soon as practical following stockholder approval.

      The Compensation Committee of the Board of Directors believes that the 1992 Option Plan will enable the Company to reward and retain highly qualified executive employees, and increase the personal interest these employees have in the successful and profitable operations of the Company by linking the long-term value of the compensation paid to such employees to the value of the Company's Common Stock. Accordingly, the Board of Directors recommends a vote FOR approval of the 1992 Option Plan.

                             EMPLOYMENT AGREEMENTS

      The Company has employment agreements ("Employment Agreements") with each of its executive officers. The Employment Agreements provide for an initial term of five years (the "Initial Term"), which is automatically extended for an additional twelve-month period on each annual anniversary date. The Employment Agreements provide for the payment of a base salary which can be increased at the discretion of the Company. Additionally, an executive officer that is a party to an Employment Agreement shall be eligible to receive cash bonuses as part of the Company's Bonus Plan and participate in the Company's various other benefit and incentive plans. The base salary and cash bonuses payable under these Employment Agreements are included in calculating the total cash compensation paid to the various executives.

      The Employment Agreements provide that in the event the Company terminates the executive subsequent to the Initial Term for any reason other than cause, such executive shall be entitled to receive a lump sum benefit equal to two and one-half times such executive's total cash compensation for the twelve-month period immediately preceding the date of his termination.
The Employment Agreements further provide for severance benefits upon a change in control of the Company. If the executive's employment is terminated within three years of a change in control, he may be entitled to receive a lump sum severance payment equal to $100 less than three times the average of his total cash compensation during the three-year period immediately preceding his termination, plus medical, disability and life insurance benefits for the rest of his life. The payments and benefits otherwise payable in the event of a change in control are subject to an overall limitation so that the value thereof would not constitute "excess parachute payments" that would be subject to excise tax payments or corporate deduction disallowance under the IRC. In addition, upon a termination due to a change in control or at such time as a covered executive retires and becomes entitled to receive benefits under any of the Company's tax-qualified retirement plans (the "Retirement Plans"), he will be entitled to receive from the Company an additional benefit computed as if the Retirement Plans were not subject to limits imposed on tax-qualified plans by the IRC or ERISA, and such amounts are included in the amounts accrued for the executive officers under the Deferred Compensation Arrangement, and included under the column entitled "All Other Compensation" in the Summary Compensation Table presented above.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company's executive compensation program is designed to attract and retain top quality executives and to provide them with both an incentive and a reward for superior performance. The program includes three principal components - base salary, annual bonus opportunities and long term incentives. The program is administered by the Compensation Committee of the Board of Directors. Members of the Compensation Committee are outside Directors who are not employees of the Company.

      The Compensation Committee generally reviews base salary levels for executive officers each year. Salaries are adjusted to the extent the Compensation Committee believes is appropriate, taking into account the executives' and the Company's performance, and other factors that the Committee deems relevant each year. Base salaries for all executive officers were the same in fiscal 1991 as in fiscal 1990. In fiscal 1992, executive officers accepted a 20% reduction in their base salary for a six-month period of time, in conjunction with a pay freeze for all other Corporate employees. When the pay freeze was lifted and raises provided to all of the other Corporate employees in August 1991, the executive officers' base salaries were reinstated to their fiscal 1990 levels. During fiscal 1993, the Compensation Committee approved raises for Mr. Alfiero and the other executive officers, taking into consideration the period of time since the executives' last increase, their assessment of the individual's commitment to the Company to date, and the Company's earnings and operating performance. Considering these factors, the Compensation Committee increased the annual base salary of Messrs. Alfiero and Arrison by $81,000, an annual rate of increase of slightly less than 6% per year since their last increase in fiscal 1989. The increase in the salaries of the remaining named executives in fiscal 1993 represented an annual rate of increase in the range of 3% to 5% per year since their last increase in fiscal 1989.

      There were no salary increases in fiscal 1994. However, in March 1994, the Compensation Committee increased Mr. Alfiero's annual base salary for fiscal 1995 by $44,000 which represented an annualized rate of increase of slightly more than 6% since the fiscal 1993 increase identified above. The Compensation Committee also increased the annual base salaries of the other named executives for fiscal 1995 in a similar manner as of that same date.

      Annual bonus awards are determined according to the terms of the Company's Executive Bonus Plan (the "Bonus Plan"). Under the Bonus Plan, each executive officer has the opportunity to earn a bonus of up to 100% of his base salary, if the Company's earnings per share reach a specified target, as established by the Compensation Committee. No bonus shall be payable unless the Company achieves its projected earnings per share target. Further, no bonus shall be payable if the target is projected to be less than the actual earnings during the prior fiscal year. There are no minimum bonus levels but there is a maximum bonus level of 100% of the executive officers' cumulative base salaries for the year, based upon the base rate in effect at the end of the fiscal year. Under the Bonus Plan formula, a bonus pool equal to 50% of the Company's net income before taxes in excess of the net income before taxes which is necessary to meet the target (without considering extraordinary items) is allocated to the eligible officers until the pool reaches the maximum bonus level of 100% of base salaries. If such bonus pool does not reach the maximum amount of 100% of base salaries, then the bonuses are limited to the amount in the bonus pool. Under the terms of the Bonus Plan, the Committee does not have any authority to modify the bonus amounts as computed by the Bonus Plan formula. However, an informal arrangement provides the Compensation Committee with the ability to modify, without limitation, the total cash compensation of the individual executives, if the situation should warrant. Such was the case in fiscal 1992 when the bonus was reduced by 20% as a result of the uncertain economic times, even though the Company's financial objectives had been achieved for the year. The Company exceeded its projected earnings per share target for fiscal 1994; therefore, a bonus of 100% of the base salary in effect at the end of fiscal 1994 was awarded to each of the named executive officers under the Bonus Plan. As a result of this arrangement, at least 50% of the executive officers' annual cash compensation is directly linked to the operating performance of the Company, which the Compensation Committee believes helps to maximize the individual effort of all executive officers on a consistent basis.

      Prior to fiscal 1993 the Company made stock option grants to a few executive officers on a very infrequent basis. After the end of fiscal 1993, the Compensation Committee voted to make grants of restricted shares to Mr. Alfiero and three other executive officers, subject to stockholder approval of the Company's 1992 Restricted Stock Plan, which approval was provided at the 1993 Annual Meeting. The Compensation Committee also determined in December 1992 to grant options to certain of the Company's executive officers, exclusive of Mr. Alfiero, to acquire 99,225 shares of the Company's Common Stock, subject to stockholder approval of the Company's 1992 Incentive Stock Option Plan, which approval was also provided at the 1993 Annual Meeting. In making these determinations, the Compensation Committee took into account the fact that, unlike comparably situated executives at other companies within the Peer Group (as hereinafter defined), Mr. Alfiero and two of the three other executive officers had never been granted stock options nor restricted shares, and the other executive officer had not received any such awards in the past seven years.

      In March 1994, the Compensation Committee determined it appropriate to grant an incentive stock option to Mr. Alfiero to acquire 52,500 shares of the Company's Common Stock at an exercise price equal to 110% of the fair market value of the Common Stock at the date of grant. The grant was made subject to stockholders' approval of the 1992 Option Plan at the 1994 Annual Meeting, as described previously under "Approval of Amendment and Restatement of the Mark IV Industries, Inc. and Subsidiaries 1992 Incentive Stock Option Plan Effective March 30, 1994." The Compensation Committee also determined it appropriate to grant options to the other named executives as identified in the previously referenced section of this Proxy Statement. The Compensation Committee believes such grants to be appropriate long-term incentive compensation to reward the executives for their efforts to date, and provide an incentive element geared to the long-term growth in stockholders' value.

      A significant number of shares of the Company's outstanding Common Stock are owned by the Company's executive officers. In the event of death, their estates would be forced to liquidate a significant number of shares of the Company's Common Stock in order to pay related estate taxes. Such events could result in significant blocks of the Company's Common Stock being sold, which could decrease its value, and create undue hardships to the heirs, and also to existing stockholders. As a result, it was deemed appropriate to establish a life insurance program for the executive officers to enable their heirs and the Company's stockholders to avoid or significantly mitigate such a problem. The Company established a "split-dollar" life insurance program in which the executives were provided life insurance coverage in the event of their death ("single coverage") or in the event of the death of the executive and his spouse ("second-to-die coverage"). At the end of fiscal 1994, the coverage provided for certain of the executives was increased. As of February 28, 1994, the second-to-die coverage for Messrs. Alfiero, Arrison, Montague, Cook and Byrne amounted to $10,000,000; $7,500,000; $8,000,000; $1,000,000 and
$1,000,000 respectively. As of February 28, 1994, Messrs. Alfiero and Arrison also had single coverage of $40,000,000 and $4,500,000 respectively. The "compensation" costs of such coverage under the calculation guidelines established by the SEC are included in the Summary Compensation Table, as discussed further in Notes B and G thereto. For financial reporting purposes, the expense recognized by the Company for this coverage is nominal, since the premium payments result in a substantially offsetting increase in the asset recognized related to the cash surrender value of the policies. The Compensation Committee believes such coverage to be appropriate, and in the best interests of the Company and its stockholders.

      During fiscal 1994, the Compensation Committee also considered an analysis prepared by an executive compensation consultant retained by the Compensation Committee, which showed that the absence of prior stock-based incentives resulted in significant underpayment of Mr. Alfiero in comparison to Chief Executive Officers at other companies, including certain of those within the Peer Group. The study also showed that the restricted shares granted to Mr. Alfiero would put his recent compensation at a level approximately equal to the 75th percentile for the group of companies referred to above. In light of the Company's outstanding stock market performance over the prior five and ten year periods, and as an incentive for continued employment and maximum efforts to increase stockholder value, the Compensation Committee determined that it would be appropriate to grant restricted shares to Mr. Alfiero that would result in total compensation at the level indicated.

      The Compensation Committee has reviewed the Annual Compensation of Mr. Alfiero in comparison to the amounts earned by the Chief Executive Officers of the companies included in the Peer Group identified in the following Comparative Performance Graphs. The Peer Group Companies are diversified manufacturing companies with whom investment analysts have compared or grouped the Company in the past. Based on this review, the Compensation Committee is of the view that Mr. Alfiero's total base salary and bonus for fiscal 1994 is at the average level of the Chief Executive Officers of the comparable Peer Group companies. Such amount for Mr. Alfiero is viewed by the Compensation Committee to be very reasonable in view of the outstanding performance of the Company's stock over the last five years, placing it near the 95th percentile in comparison to the companies in the Peer Group and representing a return that is 175% greater than the average for the companies in the Peer Group.

      During fiscal 1994, federal tax legislation (IRC 162(m)) was enacted to limit publicly-held companies such as Mark IV from deducting for tax purposes compensation paid to any named executive officer in excess of $1,000,000 in certain situations. The tax deductibility of amounts paid by the Company to its executive officers in fiscal 1994 will not be affected by IRC 162(m). It is also anticipated that amounts paid by the Company to its executives in fiscal 1995 will not be affected by IRC 162(m). As a result of the proposed amendment identified for the 1992 Option Plan which establishes a limit on the cumulative number of shares for which options could be granted to any one named executive officer, IRC 162 (m) should not have a negative impact on the Company's ability to deduct compensation amounts related to its 1992 Option Plan. The Compensation Committee will continue to consider the impact of IRC 162 (m) as the related regulations are developed, and determine whether it would be appropriate to modify any of its other compensation plans for the Company's executive officers.

      In summary, the Compensation Committee believes that the compensation program for the Company's executive officers is appropriate and serves the best interests of the Company and its stockholders.

                            COMPENSATION COMMITTEE
                         OF THE BOARD OF DIRECTORS OF
                           MARK IV INDUSTRIES, INC.



                               Joseph G. Donohoo




                               Herbert Roth, Jr.

                        COMPARATIVE PERFORMANCE GRAPHS

      The following graphs compare the performance of the Company's Common Stock to the performance of a group of companies considered to be peers of the Company (the "Peer Group"), as well as the performance of the companies included in the S&P MidCap 400 Index and the S&P 500 Index. The S&P MidCap 400 Index is an aggregate measure of the performance of the equity securities of 400 companies with market capitalization in the range of $200 million to $5 billion, including the Common Stock of the Company, which makes it an appropriate, broad-based market performance comparison for the Company. The broader-based S&P 500 Index has also been included as a comparison since it tends to be a very common overall measure of the stock market's performance followed by institutional and individual investors. The graphs plot the growth in value of an initial $100 investment, with dividends reinvested, over the five year period ending on February 28, 1994, the end of the Company's most recent fiscal year.

        The Peer Group has been determined based upon a review of various analysts reports which identify companies they believe to be similar to the Company, as well as management's awareness of companies with similar characteristics. The Peer Group's performance has been weighted based upon the relative market capitalization of the Peer Group Companies over the five year period. The Peer Group is made up of the following companies:

- -  Ametek, Inc.                           -  Harman International Industries
- -  Carlisle Companies, Inc.               -  Imo Industries, Inc.
- -  Dover Corporation                      -  Johnson Controls, Inc.
- -  Federal Mogul Corporation              -  MascoTech, Inc.(*)
- -  Federal Signal Corporation             -  Parker Hannifin Corporation
- -  First Brands Corporation               -  Rogers Corporation
- -  Gencorp, Inc.                          -  Teleflex, Inc.
- -  M.A. Hanna Company                     -  Trinova Corporation

(*)  Known as Masco Industries, Inc. prior to its May 1993 name change.

                     COMPARATIVE CUMULATIVE TOTAL RETURNS
                       (Filed under cover of Form SE)

                           COMPENSATION OF DIRECTORS

      Directors who are not also executive officers of the Company receive an annual retainer for their services and participate in the Company's Bonus Plan. The annual retainer paid to each of Messrs. Donohoo and Roth was $25,000 in fiscal 1994. The Company also made incentive awards under its Bonus Plan of $25,000 each to Messrs. Donohoo and Roth in fiscal 1994. Effective March 1994, the annual retainer for each of Messrs. Roth and Donohoo was increased to $30,000. Directors who are also executive officers of the Company do not receive any additional compensation for their services as Directors. Directors do not receive any additional compensation for their services as a member of any committee of the Board of Directors.

      Effective December 16, 1992, the Company adopted a Non-Qualified Deferred Compensation Plan for Non-Employee Directors of the Company (the "Directors' Deferred Compensation Plan"). The Directors' Deferred Compensation Plan allows the non-employee Directors of the Company to elect to defer receipt of up to 100% of their bonus for a pre-determined, fixed period of time. In March 1994, such plan was amended to enable participants to defer up to 100% of their annual retainer. The earnings on such deferred amounts are equal to the greater of the cumulative investment returns which would be realized if the Director's account was simultaneously invested in the Company's Common Stock and a savings account bearing interest at a rate equal to 120% of the Applicable Federal Rate.

                             SECTION 16 COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended February 28, 1994, with the exception of one report for Mr. Arrison related to the sale by an affiliate of 3,000 shares of the Company's Common Stock in February 1994, which required report was inadvertently filed late.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of May 10, 1994 (except as otherwise noted) with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock, each Director, each Executive Officer named in the Summary Compensation Table, and all Executive Officers and Directors as a group.

                                           Number of              Percent
          Name                             Shares(1)               of Class
          ____                             _________               ________

Sal H. Alfiero .................           4,383,651 (2)              10.3%
FMR Corporation.................           5,292,196 (3)              12.0%
Tiger Management Corporation....           4,079,864 (4)               9.5%
Clement R. Arrison..............           1,930,130 (5)               4.5%
Gerald S. Lippes................           1,752,534 (6)               4.1%
Joseph G. Donohoo...............              39,032 (7)                *
Herbert Roth, Jr................              24,587                    *
William P. Montague.............             810,909 (8)               1.9 %
Frederic L. Cook................              55,454 (9)                *
John J. Byrne...................              60,656 (10)               *
All Executive Officers and
 Directors as a Group
 (9 persons)....................           9,098,820 (11)             21.3%
______________
*  Less than 1%

(1) Except as otherwise indicated, each person listed in the table has both sole voting and sole investment power with respect to the number of shares of Common Stock set forth opposite his name. All share amounts reflect the impact of the 5% stock dividend distributed to stockholders of record as of April 15, 1994.

(2) Includes 275,625 shares of Common Stock issued to Mr. Alfiero under the Restricted Plan, as well as 12,830 shares of Common Stock allocated to Mr. Alfiero's self-directed accounts in the Company's Retirement Plan and the Company's 401(k) Savings Plan (which has no Company-match).

(3) Based on information set forth in a statement on Schedule 13-G filed with the SEC by FMR Corporation ("FMR") on February 11, 1994, FMR held on behalf of itself and its subsidiaries, Fidelity Management and Research Company ("Fidelity"), and Fidelity Management Trust Company ("Fidelity Trust"), an aggregate of 5,292,196 shares of Common Stock, which amount includes an aggregate of 1,564,700 shares of Common Stock that FMR and its subsidiaries have the right to acquire through the conversion into Common Stock of the Company's 6-1/4% Convertible Debentures. FMR and its subsidiaries have the sole power to vote or direct the voting of 83,470 shares. The power to vote or direct the voting of the remaining shares represented resides with the respective Boards of Trustees of the investment funds established and managed by FMR and its subsidiaries. The stated business address of FMR, Fidelity and Fidelity Trust is 82 Devonshire Street, Boston, MA 02109.



(4) Based on information set forth in a statement on Schedule 13-G filed with the SEC by Tiger Management Corporation ("Tiger") on May 9, 1994. Tiger, a corporation controlled by majority shareholder Julian H. Robertson, Jr., beneficially owns an aggregate of 4,079,864 shares of Common Stock. Excluded from these shares are 315,395 shares held on behalf of Panther Management Company, L.P., whose sole general partner is Panther Management Corporation of which Mr. Robertson is Chairman, Director, and controlling shareholder. The stated business address of Tiger is 101 Park Avenue, New York, NY 10178.

(5) Includes 27,563 shares of Common Stock issued to Mr. Arrison under the Restricted Plan, as well as 11,025 shares of Common Stock issuable under currently exercisable options granted pursuant to the 1992 Option Plan.

(6) Includes 16,538 shares of Common Stock issued to Mr. Lippes under the Restricted Plan, as well as 6,891 shares of Common Stock issuable under currently exercisable options granted pursuant to the 1992 Option Plan.

(7) Includes 7,531 shares of Common Stock held by The Gibson Group, Inc. Pension Fund, of which Mr. Donohoo is Chairman of the Board.

(8) Includes 19,163 shares of Common Stock issued to Mr. Montague under the Restricted Plan, as well as 6,891 shares of Common Stock issuable under currently exercisable options granted pursuant to the Incentive Stock Option Plans. Also includes 4,784 shares of Common Stock allocated to Mr. Montague's self-directed accounts in the Company's Retirement Plan and the Company's 401(k) Savings Plan (which has no Company-match).

(9) Includes 2,625 shares of Common Stock issued to Mr.Cook under the Restricted Plan, as well as 11,507 shares of Common Stock issuable under currently exercisable options granted pursuant to the Company's Incentive Stock Option Plans.

(10) Includes 2,625 shares of Common Stock issued to Mr. Byrne under the Restricted Plan, as well as 6,761 shares of Common Stock issuable under currently exercisable options granted pursuant to the Company's Incentive Stock Option Plans. Also includes 2,628 shares of Common Stock allocated to Mr. Byrne's self-directed accounts in the Company's Retirement Plan and the Company's 401(k) Savings Plan (which has no Company-match).

(11) Includes 346,763 shares of Common Stock issued to the group under the Restricted Plan, as well as 74,682 shares of Common Stock issuable under currently exercisable options granted pursuant to the Company's Incentive Stock Option Plans. Also includes 20,884 shares of Common Stock allocated to the officers' self directed accounts in the Company's Retirement Plan and the Company's 401(k) Savings Plan (which has no Company-match).

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The firm of Lippes, Silverstein, Mathias & Wexler, of which Mr. Lippes, Secretary, a Director and general counsel of the Company, is a partner, serves as counsel to the Company. During fiscal 1994, such firm received approximately $1,700,000 for legal services rendered to the Company.

                                 OTHER MATTERS

      The Company's management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

                               OTHER INFORMATION

      Coopers & Lybrand has been selected as the independent auditors for the Company's current fiscal year and has been the Company's independent auditors for its most recent fiscal year ended February 28, 1994.

      Representatives of Coopers & Lybrand are expected to be present at the 1994 Annual Meeting of Stockholders and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1994, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. Such written request should be directed to Mark IV Industries, Inc., P.O. Box 810, Amherst, New York 14226-0810,
Attention: Investor Relations. Each such request must set forth a good faith representation that, as of May 24, 1994, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting of Stockholders.

                         1995 STOCKHOLDERS' PROPOSALS

      Proposals of stockholders intended to be presented at the 1995 Annual Meeting must be received by the Company by February 9, 1995 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

      The accompanying Notice and this Proxy Statement are sent by order of the Board of Directors.

                                                GERALD S. LIPPES
                                                Secretary
Dated:  May __, 1994
_____________________________________________________________________________
      STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. A STOCKHOLDER MAY NEVERTHELESS VOTE IN PERSON IF HE DOES ATTEND.

                                  PROXY

                           MARK IV INDUSTRIES, INC.
       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 20, 1994
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints SAL H. ALFIERO, CLEMENT R. ARRISON and GERALD S. LIPPES and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Stockholders of MARK IV INDUSTRIES, INC. to be held at the Buffalo Marriott, 1340 Millersport Highway, Amherst, New York, 14226, on Wednesday, July 20, 1994 at 11:00 A.M. local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

1.    For Class I Director - Joseph G. Donohoo

            __ FOR             __ WITHHOLD AUTHORITY


2. Approval of Amendment and Restatement of the Mark IV Industries, Inc. 1992 Restricted Stock Plan Effective March 30, 1994.

            __ FOR       __ AGAINST         __ ABSTAIN


3. Approval of Amendment and Restatement of the Mark IV Industries, Inc. and Subsidiaries 1992 Incentive Stock Option Plan Effective March 30, 1994.

            __ FOR       __ AGAINST         __ ABSTAIN


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE AND PROPOSAL LISTED ABOVE.


                                    Dated:_______________________, 1994

                                    ____________________________________
                                                 Signature
                                    ____________________________________
                                          Signature if held jointly

                                    Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



                                                        EXHIBIT A
                           MARK IV INDUSTRIES, INC.
                          1992 RESTRICTED STOCK PLAN

                           ________________________

                           Amendment and Restatement
                           Effective March 30, 1994
                           ________________________


      WHEREAS, Mark IV Industries, Inc., a Delaware corporation with offices at One Towne Centre, 501 John James Audubon Parkway, Amherst, New York (the "Company"), by resolution of its Board of Directors, adopted a restricted stock plan known as the Mark IV Industries, Inc. 1992 Restricted Stock Plan (hereinafter the "Plan") effective December 16, 1992; and

      WHEREAS, pursuant to the terms of the Plan, the Company was authorized, effective December 16, 1992, to issue, in connection with restricted stock awards granted by the Compensation Committee of the Company's Board of Directors up to 350,000 shares of restricted stock (subject to certain anti-dilutive adjustments); and

      WHEREAS, the Company, as permitted by Section 17 of the Plan, desires to amend the Plan to increase the number of shares of restricted stock which may be issued pursuant to the Plan by 200,000; and

      WHEREAS, the Company, as permitted by Section 17 of the Plan, desires to amend the Plan to provide that the restrictions imposed upon shares of restricted stock awarded to employees of divisions or subsidiaries of the Company will lapse if substantially all the stock of a subsidiary by whom the employee is employed is sold or if the employee's employment with the Company or any of the Company's subsidiaries is terminated in connection with a sale of all or substantially all the assets of the division or subsidiary by whom the employee is employed;

      NOW, THEREFORE, in consideration of the foregoing, Mark IV Industries, Inc. hereby adopts the following Amendment and Restatement of the Mark IV Industries, Inc. 1992 Restricted Stock Plan effective March 30, 1994:

      1.    Purpose.    The purposes of the Mark IV Industries, Inc. 1992
Restricted Stock Plan (the "Plan") are: (a) to enable Mark IV Industries, Inc. (the "Company") and its direct and indirect wholly owned subsidiaries to attract, reward and retain highly qualified executive and managerial employees through the use of an equity based incentive compensation program; and (b) to increase the personal interest which the executive and managerial employees of the Company and its direct and indirect wholly owned subsidiaries have in the successful and profitable operation of the Company by linking the long-term value of the compensation paid to such employees to the value of the Company's common stock.

      2. Stock Subject to Plan. The shares of stock which may be the subject of awards pursuant to this Plan shall be shares of the Company's common stock ("Common Stock"). All awards of Common Stock made pursuant to this Plan shall be subject to the restrictions on transferability described in
Section 6 hereof and to such other restrictions as may be imposed by the Committee (as defined in Section 3 hereof) in connection with its making of an award under this Plan (which other restrictions need not be the same for each Participant). Accordingly, each share of Common Stock which is the subject of an award pursuant to the terms of this Plan is hereinafter referred to as "Restricted Stock".

      On December 16, 1992, (the date on which the Plan became effective), the aggregate number of shares of Common Stock reserved for issuance in connection with Restricted Stock awards made pursuant to the terms of this Plan was three hundred fifty thousand (350,000), subject to adjustment as hereinafter provided in this Section 3. Effective March 30, 1994, in addition to the number of shares of Common Stock reserved for issuance effective March 29, 1994 in connection with Restricted Stock awards which could be made pursuant to the terms of the Plan, an additional two hundred thousand (200,000) shares of Common Stock shall be reserved and available for issuance in connection with Restricted Stock awards made pursuant to the Plan.

      The number of shares of Restricted Stock available for awards under this Plan shall be adjusted proportionately in the event of any change, increase or decrease in the outstanding shares of common stock of the Company which results either from a split-up, reverse split or consolidation of shares, payment of a stock dividend, recapitalization, reclassification or other like capital adjustment; provided, however, that no fractional shares shall be issued in connection with any such capital adjustment. The Restricted Stock which is awarded under this Plan may be either authorized but unissued Common Stock or treasury shares. Shares which are the subject of an award granted under this Plan shall not again become available for future grants unless the recipient fails to pay the purchase price for the shares pursuant to Section 5 hereof.

      3. Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") which shall consist of at least two Directors of the Company, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "Act").

      4.    Eligibility and Participation.      Each employee of the Company
and each employee of each of the Company's direct and indirect wholly owned subsidiaries shall be eligible to receive an award of Restricted Stock under the terms of this Plan. The employees of the Company (or any of its direct or indirect wholly owned subsidiaries) to whom awards of Restricted Stock are to be granted under the Plan and the number of shares of Restricted Stock with respect to which awards are to be granted to each such employee shall be determined by the Committee. In determining which employees should receive an award of Restricted Stock under the terms of the Plan, the Committee shall take into account the past performance of the Company, the employee's contributions to past performance, the capacity of the employee to contribute in a substantial measure to the performance of the Company in the future and such other factors as the Committee may consider relevant.

     The Committee shall provide an employee who is granted such an award written notice of the number of shares of Restricted Stock contained in the award, the timing and terms for payment by the employee of the purchase price of the Restricted Stock to be issued pursuant to the award, a statement of any restrictions imposed on the Restricted Stock to be issued pursuant to the award and a statement of the date to be used for determining whether the restrictions imposed by this Plan have lapsed (such date being hereinafter referred to as the "Award Date").

      For purposes of this plan, if an award of Restricted Stock is granted to an employee under the terms of this Plan, such employee shall be deemed to be a "Participant".

      5.    Awards of Restricted Stock.   Each Participant who is granted an
award of Restricted Stock under this Plan shall be required to pay for such Restricted Stock. The price per share which shall be paid by a Participant granted an award of Restricted Stock shall be equal to the par value of such share. The Committee shall determine the time and manner in which a Participant shall be required to pay for Restricted Stock which he has been awarded under this Plan. Each share of Restricted Stock awarded to an employee under the terms of this Plan shall be subject to the restrictions on transferability contained in Section 6 hereof and such other restrictions as the Committee may establish at the time the award is granted (which other restrictions need not be the same for each Participant).

      The Committee shall require the Participant to execute an agreement at the time of issuance of the Restricted Stock to the Participant, which agreement shall contain such terms and conditions as may be established by the Committee.

      6.    Restrictions.     The shares of the Restricted Stock sold to a
Participant in connection with this Plan may not be sold, pledged, encumbered or otherwise alienated or hypothecated by the Participant until the time that these restrictions have lapsed as hereinafter provided in Section 7 hereof.

      7. Termination of Restrictions. The restrictions on the transferability of shares of Restricted Stock imposed by Section 6 hereof and any other restrictions which may be imposed by the Committee on shares of Restricted Stock pursuant to Section 5 hereof shall terminate and lapse:

            (a) with respect to all shares of Restricted Stock contained in a Restricted Stock award, at the end of the five (5) year period beginning on the Award Date with respect to such Restricted Stock award;

            (b) with respect to one third of the shares of Restricted Stock contained in a Restricted Stock award, for each fiscal year of the Company, beginning with the Company's fiscal year which begins at least one (1) full fiscal year after the Company's fiscal year containing the Award Date for such Restricted Stock award and for each fiscal year thereafter, provided that the operating performance of the Company is such that the Participant is entitled to payment of a bonus under the Company's Executive Bonus Plan as adopted by the Company's Board of Directors on May 27, 1986 and as amended from time to time thereafter (hereinafter the "Executive Bonus Plan"). If the restrictions on any shares of Restricted Stock awarded to a Participant will lapse as provided for in this Section 7(b), the date on which such restrictions will lapse shall be the date on which the Participant receives written notice from or on behalf of the Committee that the Participant is entitled to payment of a bonus under the Executive Bonus Plan;

            (c) with respect to all shares of Restricted Stock awarded to a Participant if: (i) the Participant is employed by a division of the Company, any corporation in which the Company, directly or indirectly, owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock issued by such corporation (hereinafter individually referred to as a "Subsidiary" and collectively as the "Subsidiaries") or any division of any Subsidiary of the Company and: (A) all or substantially all of the stock of the Subsidiary by whom the Participant is employed is sold to an unrelated third party; (B) all or substantially all the assets of the division of the Company, the Subsidiary or the division of the Subsidiary by whom the Participant is employed are sold to an unrelated third party; and (C) following the sale of stock or assets described in this Section 7(c), the Participant is not otherwise employed by the Company or any of its Subsidiaries;

            (d) with respect to all shares of Restricted Stock awarded to a Participant, upon the Participant's attainment of age 65 or upon the Participant's death, total and permanent disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or retirement (as determined by the Committee in its sole discretion);

            (e) with respect to such portion of the shares of Restricted Stock awarded to the Participant as may be determined by the Committee, in its sole discretion, upon the occurrence of such special circumstance or event as, in the sole discretion of the Committee, merits special consideration; and

            (f) with respect to all shares of Restricted Stock awarded to a Participant, upon the occurrence of a Change in Control which, for purposes of this Plan, shall be deemed to have occurred if:

                  (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of more than thirty percent (30%) of the then outstanding voting stock of the Company, otherwise than through a transactions arranged by, or consummated with the prior approval of its Board of Directors; or

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (and any new director whose election to the Board of
Directors   or whose nomination for election by the Company's shareholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) (hereinafter referred to as the "Continuing Directors") cease for any reason to constitute a majority thereof; or

                  (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger of consolidation which would result in the voting securities of the Company immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (provided, however, that if prior to the merger or consolidation, the Board of Directors of the Company adopts a resolution that is approved by a majority of the Continuing Directors providing that such merger or consolidation shall not constitute a "change in control" for purposes of the Plan, then such a merger or consolidation shall not constitute a "change in control"); or

                  (iv) the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the assets of the Company.

      8.    Stockholder Rights.    Subject to the other provisions of this
Plan, the Participant shall have all the rights of a stockholder with respect to the shares of Restricted Stock which are subject to his award including, but not limited to, the right to receive all dividends, distributions and adjustments with respect to such shares and the right to vote such shares; provided, however, that non-cash dividends, distributions and adjustments shall be subject to the same restrictions and risk of forfeiture set forth in
Section 6 and 10 hereof as are applicable to the original shares of Restricted Stock subject to the Participant's award.

      9.    Other Restrictions.     The Committee may impose such other
restrictions on any shares of Restricted Stock sold pursuant to this Plan as it may deem advisable, including, without limitation, restrictions required under the Securities Act of 1933 as amended, restrictions under the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and restrictions under any blue sky or securities laws applicable such shares.

      10.   Legend.     In order to enforce the restrictions imposed on
Restricted Stock granted under this Plan, the Committee shall cause a legend or legends to be placed on any certificate representing shares of Restricted Stock issued pursuant to this Plan, which legend or legends shall make appropriate reference to the restrictions imposed under it.

      11. Termination of Employment. Except as hereinafter provided, if a Participant's employment with the Company or any of its subsidiaries is voluntarily or involuntarily terminated at any time prior to the date that the restrictions imposed by Section 6 hereof have lapsed, any shares of Restricted Stock issued to such Participant with respect to which such restrictions have not lapsed shall be forfeited and the price paid by the Participant therefor shall be returned to the Participant.

      12.   Non-Transferability of Awards.      Awards granted under this Plan
shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution and the right to purchase shares of Restricted Stock pursuant to an award under this Plan may be exercised or surrendered during a Participant's lifetime only by the Participant.

      13. Tax Withholding. The Company or subsidiary shall deduct and withhold, from any cash payments to be made to the Participant or from any stock to be issued to the Participant upon a lapse of the restrictions provided for hereunder, such amounts under federal, state or local tax rules or regulations as it deems appropriate with respect to an award under the Plan. In addition, the Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to satisfy the amount of tax required by law to be withheld, in whole or in part, by electing to have the Company withhold from any payment under the Plan, shares of Common Stock of the Company having a fair market value equal to the amount of taxes required to be withheld. In any event, the Participant shall make available to the Company or subsidiary, promptly when required, sufficient funds to meet the requirements of such withholding, and the Committee shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company or subsidiary when required.

      14.   Issuance of Shares and Compliance with Securities Act.      The
Company may postpone the issuance and delivery of shares of Restricted Stock until (a) the admission of such shares to listing on any stock exchange on which shares of Common Stock are then listed and (b) the completion of such registration or other qualification of such shares of Restricted Stock under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. As a condition precedent to the issuance of shares of Restricted Stock pursuant to the grant of an award under the Plan, the Company may require the recipient thereof to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in the light of the then existence or non-existence with respect to such shares of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the shares in compliance with the provisions of that or any comparable act.

      15.   Administration.   The Committee shall have full authority to
manage and control the operation and administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by the Committee of any matter within its discretion is final and binding on all persons.

      16.   Employees' and Participants' Rights.      No employee or other
person shall have any claim or right to be granted an award of Restricted Stock under the Plan except as the Committee shall have conferred in its discretion in the administration of the Plan. Participation in the Plan shall not confer upon any Participant any right with respect to continuation of employment by the Company or its subsidiaries, nor interfere with the right of the Company to terminate at any time the employment of any Participant.

      17.   Amendment and Termination.    The Board of Directors of the
Company may amend, suspend or terminate the Plan or any portion thereof at any time; provided that no amendment, suspension or termination shall impair the rights of any Participant, without the Participant's consent, in any Restricted Stock previously awarded under this Plan. The Committee may amend the Plan to the extent necessary for the efficient administration of the Plan, or to make it practically workable or to conform it to the provisions of any federal or state law or regulation. Notwithstanding the foregoing provisions of this Section 17, in the event that an amendment is required to be approved by stockholders of the Company in order to comply with Rule 16b-3 under the Act, such amendment shall be subject to the requisite approval of the stockholders of the Company.

     18.   Non-Exclusivity of Plan.      Neither the adoption of this Plan by
the Company's Board of Directors nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Company's Board of Directors to adopt any other incentive compensation arrangements it may deem desirable, including, without limitation, the awarding of Common Stock to employees otherwise than under the terms of this Plan and such other arrangements as may be either generally applicable or applicable only in specific cases.

      19.   Governing Law.    Except as required by Delaware corporate law,
this Plan shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

      20.   Effective Date of Amendment and Restatement; Stockholder
Approval.   This amendment and restatement of the Plan is conditioned upon its approval at the next annual meeting of the stockholders of the Company after March 30, 1994, by the holders of a majority of the stock of the Company present in person or represented by proxy and entitled to vote at such meeting, except that this amendment and restatement of the Plan is adopted and approved by the Board of Directors of the Company effective as of March 30, 1994, to permit the grant of awards hereunder prior to the approval of this amendment and restatement of the Plan by the stockholders of the Company as aforesaid. Certificates representing shares of Restricted Stock which are the subject of any award under the Plan granted prior to such stockholder approval shall in no event be issued before the date on which such stockholder approval is obtained. In the event that this amendment and restatement of the Plan is approved by the stockholders of the Company as aforesaid, the grantee of any award made prior thereto shall be entitled to the following:

            (a) an amount of cash, payable by the Company, equal to the amount of cash dividends to which he would have been entitled had he actually owned, as of the Award Date and through the date of issuance of such shares, the shares of Restricted Stock subject to the award, and

            (b) if there shall be declared and paid a stock dividend upon the Common Stock or the Common Stock shall be split up, converted, exchanged, reclassified or in any way substituted for, such number and kind of securities or cash or other property to which he would have been entitled had he actually owned the shares subject to the award at the time of the occurrence of any stock dividend, split up, conversation, exchange, reclassification or substitution, and the aggregate purchase price payable by the grantee shall be the same as if the original shares of common stock subject to the award were being purchased thereunder; provided, however, that any securities or other property (other than cash) shall be subject to the same restrictions and risk of forfeiture as are applicable to the original shares of Restricted Stock subject to the award.

      In the event that this amendment and restatement of the Plan is not approved by the stockholders of the Company as aforesaid, this amendment and restatement of the Plan and any awards made hereunder which could not have been made based on the number of shares of Restricted Stock available for issuance prior to this amendment and restatement shall be void and of no force or effect and the terms and conditions of the Plan as in effect on March 29, 1994 shall be and remain the terms and conditions of the Plan.




      IN WITNESS WHEREOF, the undersigned has executed this Amendment and Restatement of the Mark IV Industries, Inc. 1992 Restricted Stock Plan for and on behalf of Mark IV Industries, Inc. this 16th day of May, 1994.


                                          MARK IV INDUSTRIES, INC.


                                          By: Richard L. Grenolds
                                              ___________________




                                                            EXHIBIT B

                           MARK IV INDUSTRIES, INC.
                            AND SUBSIDIARIES, 1992
                          INCENTIVE STOCK OPTION PLAN
                        ______________________________

                           Amendment and Restatement
                           Effective March 30, 1994
                        ______________________________



      WHEREAS, Mark IV Industries, Inc., a Delaware corporation with offices at One Towne Centre, 501 John James Audubon Parkway, Amherst, New York (the "Company"), by resolution of the Company's Board of Directors adopted on September 3, 1992, adopted an incentive stock option plan known as the "Mark IV Industries, Inc. and Subsidiaries 1992 Incentive Stock Option Plan (the "Plan") to provide a tool to the Company's management to attract, retain and motivate highly skilled employees of the Company and its subsidiaries; and

      WHEREAS, on December 16, 1992, the Plan was amended to provide that the Plan would be administered by the Compensation Committee of the Company's Board of Directors in order to comply with the provisions of Rule 16b promulgated under the Securities Exchange Act of 1934; and

      WHEREAS, as contemplated by Section 422 of the Internal Revenue Code, on August 17, 1993, the Plan was approved by the Company's shareholders; and

      WHEREAS, the Company, amended the Plan effective November 11, 1993, to provide Optionees that are employed by a division of the Company, a Subsidiary (as hereinafter defined) or a division of a Subsidiary, the immediate right to exercise their options in the event the Optionee's employment with the Company or such Subsidiary is terminated in connection with a sale of all or substantially all the assets of the division or Subsidiary by which the Optionee is employed or in the event that all or substantially all the stock of the Subsidiary by whom the Optionee is employed is sold; and

      WHEREAS, the Company, as permitted by Section 11 of the Plan, desires to amend the Plan to permit key employees and officers which own more than ten percent (10%) of the outstanding stock of the Company to receive options under the terms of the Plan; and

      WHEREAS, the Company, as permitted by Section 11 of the Plan, desires to amend the Plan to permit Optionees to pay the purchase price for shares of common stock of the Company which may be acquired pursuant to options granted under this Plan with previously acquired shares of the Company's common stock and to make certain other technical corrections to the Plan;

      NOW, THEREFORE, in consideration of the foregoing, Mark IV Industries, Inc. hereby adopts the following Amendment and Restatement of the Mark IV Industries, Inc. and Subsidiaries 1992 Incentive Stock Option Plan effective March 30, 1994:

      1.    Purpose of Plan; Current Status of the Plan.

      The Mark IV Industries, Inc. and Subsidiaries, 1992 Incentive Stock Option Plan (hereinafter called the "Plan") is intended to provide officers and other key employees of Mark IV Industries, Inc., a Delaware corporation (hereinafter called the "Company") and officers and other key employees of each Subsidiary of the Company as that term is defined in Section 3 below (hereinafter individually referred to as a "Subsidiary" and collectively as "Subsidiaries") with an additional incentive for them to promote the success of the business, to increase their proprietary interest in the success of the Company and its Subsidiaries, and to encourage them to remain in the employ of the Company or its Subsidiaries. The above aims will be effectuated through the granting of certain stock options, as herein provided, which are intended to qualify as Incentive Stock Options (hereinafter called "ISOs") under
Section 422 of the Internal Revenue Code of 1986, as the same has been and shall be amended (hereinafter called the "Code").

      2.    Administration

      The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (hereinafter called the "Committee") composed of not less than two (2) directors of the Company, each of whom, shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act (as defined in Section 7 hereof). The Committee is authorized to adopt such rules and regulations for the administration of the Plan and the conduct of its business as may seem to it proper.

      Any action taken or interpretation by the Committee under any provision of the Plan or any option granted hereunder shall be in accordance with the provisions of the Code, and the regulations and rulings issued thereunder as such may be amended, promulgated, issued, renumbered or continued from time to time hereafter in order that the options granted hereunder shall constitute "incentive stock options" within the meaning of the Code. All action taken pursuant to this Plan shall be lawful and with a view to obtaining for the Company and the option holder the maximum advantages under the law as then obtaining, and in the event that any dispute shall arise as to any action taken or interpretation by the Committee under any provision of the Plan, then all doubts shall be resolved in favor of such having been done in accordance with the said Code and such revenue laws, amendments, regulations, rulings and provisions as may then be applicable. Any action taken or interpretation by the Committee under any provision of the Plan shall be final. No member of the Committee shall be liable for any action, determination or interpretation under any provision of the Plan or otherwise if done in good faith.

      3.    Participation

            The Committee shall determine which of the employees of the Company and its Subsidiaries will receive options under the terms of this Plan from among officers and key employees of the Company and its Subsidiaries (including, subject to the provisions of Section 422(c)(5) of the Code, officers or key employees that own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company). Those individuals to whom options are granted under the terms of this Plan are sometimes hereinafter referred to as "Optionees". The Committee shall determine the terms and provisions of the options granted hereunder (which need not be identical), the time or times at which options shall be granted and the number of shares of common stock of the Company (sometimes hereinafter referred to as "Common Stock") (or such number of shares of stock in which the Common Stock may at any time hereafter be constituted), for which options are granted. Notwithstanding the foregoing, in no event shall the Committee grant any options to the Company's Chief Executive Officer or any of the four (4) most highly compensated officers of the Company if the aggregate number of shares of Common Stock which can be purchased by any such individual through the exercise of all options granted to him or her under the Plan exceeds 200,000 shares of Common Stock, adjusted as provided for in Section 5 hereof. For purposes of this Plan, the term "Subsidiary" shall mean any corporation which satisfies the definition of a "subsidiary corporation" as contained in Section 424(f) of the Code and the term "Subsidiaries" shall mean all corporations which satisfy the definition of a "subsidiary corporation" as contained in Section 424(f) of the Code when, in each case, for purposes of applying such definition, the "employer corporation" is deemed to mean the Company.

            In selecting Optionees and in determining the number of shares for which options are granted, the Committee may weigh and consider the following factors: the office or position of the Optionee and his degree of responsibility for the growth and success of the Company, length of service, remuneration, promotions and potential. The foregoing factors shall not be considered to be exclusive or obligatory upon the Committee, and the Committee may properly consider any other factors which to it seems appropriate.

            An Optionee who has been granted an option under the Plan may be granted additional options under the Plan if the Committee shall so determine.

            In no event shall any options be granted under this Plan at any time after the termination date set forth at the end of this Plan.

      4.    Shares Subject to the Plan

            Subject to adjustment as provided in Section 5 of this Plan, the aggregate number of reserved shares of Common Stock for which options may be granted hereunder shall not exceed one million five hundred thousand (1,500,000) shares, determined as of September 3, 1992, (the effective date of this Plan); provided, however, that as to shares subject to options which expire or terminate pursuant to the provisions of this Plan without having been exercised in full, such shares shall be considered to be available again for placement under options granted thereafter under the Plan. Shares issued pursuant to the exercise of incentive stock options granted under the Plan shall be fully paid and non-assessable.

      5.    Anti-Dilution Provisions

            The aggregate number of shares and the class of shares as to which options may be granted under the Plan, the number and class of shares subject to each outstanding option, the price per share thereof (but not the total price), and the number of shares as to which an option may be exercised at any one time, shall all be adjusted proportionately in the event of any change, increase or decrease in the outstanding shares of Common Stock or any change in classification of the Company's Common Stock without receipt of consideration by the Company which results either from a split-up, reverse split or consolidation of shares, payment of a stock dividend, recapitalization, reclassification or other like capital adjustment so that upon exercise of the option, the Optionee shall receive the number and class of shares that he would have received had he been the holder of the number of shares of Common Stock for which the option is being exercised immediately preceding such change, increase or decrease in the outstanding shares of Common Stock of the Company. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company, and all other interested persons. Any adjustment of an incentive stock option under this paragraph shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code.

            Anything in this Section 5 to the contrary notwithstanding, no fractional shares or scrip representative of fractional shares shall be issued upon the exercise of any option. Any fractional share interest resulting from any change, increase or decrease in the outstanding shares of Common Stock of the Company or resulting from any reorganization, merger, or consolidation for which adjustment is provided in this Section 5 shall disappear and be absorbed into the next lowest number of whole shares, and the Company shall not be liable for any payment for such fractional share interest to the Optionee upon his exercise of the option.

      6.    Option Price

            The purchase price for each share of Common Stock which may be acquired upon the exercise of each option issued under the Plan shall be determined by the Committee at the time the option is granted, but in no event shall such purchase price be less than one hundred percent (100%) of the fair market value of the Company's Common Stock on the date of grant. If the Common Stock of the Company is listed upon an established stock exchange or exchanges on the day the option is granted, such fair market value shall be deemed to be the highest closing price of the Common Stock of the Company on such stock exchange or exchanges on the day the option is granted, or if no sale of the Company's Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock.

      7.    Option Exercise Periods

            (a) The time within which any option granted hereunder may be exercised shall be, by its terms, not earlier than one (1) year from the date such option is granted and not later than ten (10) years from the date such option is granted. Except as otherwise provided for herein, the Optionee must remain in the continuous employment of the Company or any of its subsidiaries from the date of the grant of the option to and including the date of exercise of option in order to be entitled to exercise his option. Options granted hereunder shall be exercisable in such installments and at such dates as the Committee may specify. Unless the Committee shall specify otherwise, the right of each Optionee to exercise his option to purchase the number of shares to which his option initially related shall accrue on a cumulative basis as follows:

                  (i) the Optionee shall have the right to purchase one-fourth (1/4) of the total number of shares of Common Stock which can be purchased pursuant to the option (subject to adjustment as provided in Section 5 hereof) at the end of the one (1) year period following the date the option is granted;

                  (ii) the Optionee shall have the right to purchase an additional one-fourth (1/4) of the total number of shares of Common Stock which can be purchased pursuant to the option (subject to adjustment as provided in Section 5 hereof) at the end of the two (2) year period following the date the option is granted;

                  (iii) the Optionee shall have the right to purchase an additional one-fourth (1/4) of the total number of shares of Common Stock which can be purchased pursuant to the option (subject to adjustment as provided in Section 5 hereof) at the end of the three (3) year period following the date the option is granted;

                  (iv) the Optionee shall have the right to purchase the remaining one-fourth (1/4) of the total number of shares of Common Stock which can be purchased pursuant to the option (subject to adjustment as provided in Section 5 hereof) at the end of the four (4) year period following the date the option is granted.

            Continuous employment shall not be deemed to be interrupted by transfers between the Subsidiaries or between the Company and any Subsidiary, whether or not elected by termination from any Subsidiary and re-employment by any other Subsidiary or the Company. Time of employment with the Company shall be considered to be one employment for the purposes of this Plan, provided there is no intervening employment by a third party or no interval between employments which, in the opinion of the Committee, is deemed to break continuity of service. The Committee shall, at its discretion, determine the effect of approved leaves of absence and all other matters having to do with "continuous employment". Where an Optionee dies while employed by the Company or any of its Subsidiaries, his options may be exercised following his death in accordance with the provisions of Section 10 below.

            (b) Notwithstanding the foregoing provisions of Section 7(a), in the event the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation, or otherwise, or in the event a Change of Control (as hereinafter defined) of the Company shall occur, all unexercised options granted hereunder shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of execution of such agreement and ending as of the earlier of (i) ten (10) years from the date such option was granted, or (ii) ninety (90) days following the date on which a Change in Control occurs or the disposition of assets or stock contemplated by this sentence is consummated. In addition, in the event that substantially all the stock of any Subsidiary by whom an Optionee is employed is sold or otherwise disposed of by merger, consolidation, reorganization, liquidation or otherwise, or in the event that substantially all the assets of any division of the Company or any division of any Subsidiary by whom the Optionee is employed are sold or disposed of by means of a sale, merger, consolidation, reorganization, liquidation or otherwise and, in connection with any such asset sale, the Optionee's employment with the Company or the Subsidiary (as the case may be) is terminated, the options of an Optionee employed by such a division or Subsidiary shall, unless the Optionee remains in the employ of the Company or any Subsidiary of the Company immediately following any such sale or other disposition of stock or assets, become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of execution of the agreement providing for such sale or other disposition and ending as of the earlier of (x) ten (10) years from the date such option was granted and (y) ninety (90) days following the date on which the disposition of the assets or stock contemplated by this sentence is consummated. Ninety (90) days following the consummation of any disposition of assets or stock referred to in the preceding sentence, any unexercised options issued hereunder which have become exercisable pursuant to this paragraph (or any unexercised portion thereof) shall terminate and cease to be effective. In addition, if any disposition of assets or stock referred to in this paragraph occurs with respect to substantially all the assets or stock of the Company or if a Change in Control occurs, ninety (90) days following such disposition of assets or stock or Change in Control, this Plan and any unexercised options issued hereunder which have become exercisable pursuant to this paragraph (or any unexercised portion thereof) shall terminate and cease to be effective, unless provision is made in connection with such transaction for assumption of options previously granted or the substitution for such options of new options covering the securities of a successor corporation or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and prices.

            (c) For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if:

                  (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the
Act) of more than thirty percent (30%) of the then outstanding voting stock of the Company, otherwise than through a transaction arranged by, or consummated with the prior approval of its Board of Directors; or

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (and any new director whose election to the Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) (hereinafter referred to as the "Continuing Directors") cease for any reason to constitute a majority thereof; or
                 (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (provided, however, that if prior to the merger or consolidation, the Board of Directors of the Company adopts a resolution that is approved by a majority of the Continuing Directors providing that such merger or consolidation shall not constitute a "change in control" for purposes of the Plan, then such a merger or consolidation shall not constitute a "change in control"); or

                  (iv) the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the assets of the Company.

            (d)   Any change or adjustment made pursuant to the terms of this
Section 7 shall be made in such a manner so as not to constitute a "modification" as defined in Section 424 of the Code, and so as not to cause any incentive stock option issued under this Plan to fail to continue to qualify as an incentive stock option as defined in Section 422(b) of the Code. Notwithstanding the foregoing, in the event that any such agreement shall be terminated without consummating the disposition of said stock or assets, any unexercised unaccrued portion of any option that had become exercisable solely by reason of the provisions of this paragraph shall again become unaccrued and unexercisable as of said termination of such agreement; subject, however, to such portion of such option accruing pursuant to the normal accrual schedule provided in the terms under which such option was granted. Any exercise of any portion of any option prior to said termination of said agreement shall remain effective despite the fact that such portion became exercisable solely by reason of the Company or its shareholders entering into said agreement to dispose of the stock or assets of the Company or the stock or assets of any Subsidiary of the Company, any division of the Company or any division of any Subsidiary of the Company.

      8.  Exercise of Option

            Options shall be exercised as follows:

            (a) Notice and Payment. Each option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, (the "Exercise Notice") that the Optionee intends to exercise all or part of any option he has been granted and by paying to the Company the purchase price for the number of shares of Common Stock of the Company which the Optionee desires to purchase at the price per share (as adjusted) set forth in the option which the Optionee desires to exercise.

            (b) The Exercise Notice: (i) shall state the identity of the options being exercised (by reference to the date of the grant of the option);
(ii) shall state the number of shares to be purchased and the purchase price to be paid; and (iii) shall contain representations on behalf of the Optionee that he acknowledges that the Company is selling the shares being acquired by him under a claim of exemption from registration under the Securities Act of 1933 as amended (hereinafter referred to as the "Act"), as a transaction not involving any public offering; that he represents and warrants that he is acquiring such shares with a view to "investment" and not with a view to distribution or resale; and that he agrees not to transfer, encumber or dispose of the shares unless: (A) a registration statement with respect to the shares shall be effective under the Act, together with proof satisfactory to the Company that there has been compliance with applicable state law; or
(B) the Company shall have received an opinion of counsel in form and content satisfactory to the Company to the effect that the transfer qualifies under Rule 144 or some other disclosure exemption from registration and that no violation of the Act or applicable state laws will be involved in such transfer, and/or such other documentation in connection therewith as the Company's counsel may in its sole discretion require.

            (c) Payment of the purchase price for shares of Common Stock to be acquired in connection with the exercise of any options granted under this Plan shall be made: (i) by delivery to the Company of cash or a certified or bank check payable to the order of the Company in an amount equal to the portion of the purchase price which is payable in connection with the exercise of such option; or (ii) by delivery to the Company of previously acquired shares of the Company's common Stock having an aggregate fair market value equal to the portion of the purchase price which is payable in connection with the exercise of such option provided that such previously acquired shares of Common Stock have been held by the Optionee for at least six (6) months or such other period of time as may be required by the Committee at the time such shares are delivered to the Company in connection with the Optionee's exercise of his or her option hereunder. If shares of the Company's Common Stock are delivered as payment of the purchase price for shares of Common Stock to be purchased in connection with the exercise of options granted hereunder, the shares of Common Stock which are delivered in payment of such purchase price shall be equal to the fair market value (determined in accordance with the principles set forth in Section 6 hereof) of the Common Stock on the day immediately preceding the day on which such Common Stock is delivered in payment of the purchase price for shares of Common Stock to be acquired in connection with the exercise of options granted hereunder.

            (d) Issuance of Certificates. Certificates representing the shares purchased by the Optionee shall be issued as soon as practicable after the Optionee has complied with the provisions of Section 8(a) hereof.

            (e) Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to the shares purchased until the date of the issuance to him of a Certificate representing such shares.

      9.  Assignment of Option

            Subject to the provisions of Section 10, options granted under this Plan may not be assigned voluntarily or involuntarily or by operation of law. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any incentive stock option, or any right thereunder, contrary to the provisions hereof shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the option with respect to the shares involved in such attempt.

      10.  Effect of Termination of Employment, Death or Disability

            (a) In the event of the termination of employment of an Optionee during the two (2) year period after the date of issuance of an option to him either by reason of (i) a discharge for cause, or (ii) voluntary separation on the part of the Optionee and without consent of the Company or the Subsidiary for whom the Optionee was employed, any option or options theretofore granted to him under this Plan, to the extent not theretofore exercised by him, shall forthwith terminate.

            (b) In the event of the termination of employment of an Optionee (otherwise than by reason of death or retirement of the Optionee at his Retirement Date) by the Company or by any of the Subsidiaries employing the Optionee at such time, any option or options granted to him under the Plan to the extent not theretofore exercised shall be deemed cancelled and terminated forthwith, except that, subject to the provisions of subparagraph (a) of this Section, such Optionee may exercise any options theretofore granted to him, which have not then expired and which are otherwise exercisable within the provisions of Section 7 hereof, within three (3) months after such termination. If the employment of an Optionee shall be terminated by reason of the Optionee's retirement at his Retirement Date by the Company or by any of the Subsidiaries employing the Optionee at such time, the Optionee shall have the right to exercise such option or options held by him to the extent that such options have not expired, at any time within three (3) months after such retirement. The provisions of Section 7 to the contrary notwithstanding, upon retirement, all options held by an Optionee shall be immediately exercisable in full. The transfer of an Optionee from the employ of the Company to a Subsidiary of the Company or vice versa, or from one Subsidiary of the Company to another, shall not be deemed to constitute a termination of employment for purposes of this Plan.

            (c) In the event that an Optionee shall die while employed by the Company or by any of the Subsidiaries or shall die within three (3) months after retirement on his Retirement Date (from the Company or any Subsidiary), any option or options granted to him under this Plan and not theretofore exercised by him or expired shall be exercisable by the estate of the Optionee or by any person who acquired such option by bequest or inheritance from the Optionee in full, notwithstanding Section 7, at any time within one (1) year after the death of the Optionee. References hereinabove to the Optionee shall be deemed to include any person entitled to exercise the option after the death of the Optionee under the terms of this Section.

            (d) In the event of the termination of employment of an Optionee by reason of the Optionees' disability, the Optionee shall have the right, notwithstanding the provisions of Section 7 hereof, to exercise all options held by him, to the extent that options have not previously expired or been exercised, at any time within one (1) year after such termination. The term "disability" shall, for the purposes of this Plan, be defined in the same manner as such term is defined in Section 105(d)(4) of the Internal Revenue Code of 1986.

            (e) For the purposes of this Plan, "Retirement Date" shall mean any date an employee is otherwise entitled to retire under the Company's retirement plans.

      11.   Amendment and Termination of the Plan

            The Board of Directors of the Company may at any time suspend, amend or terminate the Plan; provided, however, that except as permitted in
Section 13 hereof, no amendment or modification of the Plan which would:

            (a) increase the maximum aggregate number of shares as to which options may be granted hereunder (except as contemplated in Section 5); or

            (b) reduce the option price or change the method of determining the option price; or

            (c) increase the time for exercise of options to be granted or those which are outstanding beyond the terms of ten (10) years; or

            (d) change the designation of the employees or class of employees eligible to receive options under this Plan, may be adopted unless with the approval of the holders of a majority of the outstanding shares of Common Stock represented at a shareholders' meeting of the Company, or with the written consent of the holders of a majority of the outstanding shares of Common Stock. No amendment, suspension or termination of the Plan may, without the consent of the holder of the option, terminate his option or adversely affect his rights in any material respect.

      12.   Incentive Stock Options Power to Establish Other Provisions.

            It is intended that the Plan shall conform to and each option shall qualify and be subject to exercise only to the extent that it does qualify as an "incentive stock option" as defined in Section 422 of the Code and as such section may be amended from time to time or be accorded similar tax treatment to that accorded to an incentive stock option by virtue of any new Revenue Laws of the United States. The Board of Directors may make any amendment to the Plan which shall be required so to conform the Plan. Subject to the provisions of the Code, the Committee shall have the power to include such other terms and provisions in options granted under this Plan as the Committee shall deem advisable, provided, however, that no option shall be granted hereunder which does not qualify under the Code.

     13.   Maximum Annual Value of Options Exercisable.

            Any other provisions of this Plan notwithstanding, after December 31, 1987 no employee to whom options are granted hereunder shall receive options, under all stock plans of the Company and any parent or subsidiary of the Company, first exercisable during any single calendar year, for shares, the fair market value of which (determined at the time of the grant of the options) exceeds $100,000. Accordingly, no Optionee shall be entitled to exercise options granted under any stock option plan of the Company and any parent or subsidiary of the Company, in any single calendar year, except to the extent first exercisable in previous complete calendar years, for shares of stock the value of which (determined at the time of grant of the options) exceeds $100,000.

      14.   General Provisions

            (a) No incentive stock option shall be construed as limiting any right which the Company or any parent or subsidiary of the Company may have to terminate at any time, with or without cause, the employment of an Optionee.

            (b) The Section headings used in this Plan are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any of the provisions hereof.

            (c) The masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the other whenever the content so indicates or requires.

            (d) No options shall be granted under the Plan after ten (10) years from the date the Plan is adopted by the Board of Directors of the Company or approved by the stockholders of the Company, whichever is earlier.

      15.   Effective Date and Duration of the Plan

            The Plan became effective on September 3, 1992, the date adoption of the Plan was approved by the Board of Directors of the Company. On August 17, 1993, as required by Section 422 of the Code, the Plan was approved by the Shareholders of the Company. The Plan will terminate on September 2, 2002; provided however, that the termination of the Plan shall not be deemed to modify, amend or otherwise affect the term of any options outstanding on the date the Plan terminates.

            IN WITNESS WHEREOF, the undersigned has executed this Amendment and Restatement to the Mark IV Industries, Inc. and Subsidiaries 1992 Incentive Stock Option Plan for and on behalf of Mark IV Industries, Inc. this 16th day of May, 1994.
                                                MARK IV INDUSTRIES, INC.


                                                By: Richard L. Grenolds
                                                    ___________________